UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 14, 2004



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                  1-143           38-0572515
            -----------------                  -----           ----------
        (State or other jurisdiction of     (Commission     (I.R.S. Employer
        Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit,                           48265-3000
      Michigan                                                   (Zip Code)
      --------
      (Address of Principal Executive
      Offices)



          Registrant's telephone number, including area code (313) 556-5000
                                                             --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

General Motor's Investment in Fiat Auto Holdings (FAH)

   On December 14, 2004, senior executives of General Motors Corporation (GM) and Fiat S.p.A. met to discuss a broad range of issues relating to their alliance as well as issues relating to their dispute concerning whether the recapitalization of FAH in 2003, and the 2003 sale by Fiat Auto of a majority of FIDIS, constituted material breaches of the Master Agreement. They also discussed the standstill agreement that expired on December 14, 2004 relating to the disputes. (For further information see the Management Discussion and Analysis portion of GM's last Form 10-Q under the heading "Investment in Fiat Auto Holdings.")

The standstill was not renewed or extended. At the meeting GM informed Fiat that it intended to immediately initiate formal mediation of the disputes as provided for in Section 10.08 of the Master Agreement. The mediation process, which GM initiated today, is designed to facilitate resolution of disputes through dialogue between the two CEOs before either party resorts to other remedies, including litigation.

During the mediation process the two companies expect to discuss broad issues relating to their alliance as well as seeking to resolve the disputes. No assurances can be given that mediation will succeed in resolving these disputes.



                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  December 16, 2004             By:  /s/PETER R. BIBLE
                                     ---  --------------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)